As filed with the Securities and Exchange Commission on February 4, 2020.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Aramark
(Exact name of registrant as specified in its charter)

Delaware	20-8236097
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2400 Market Street
Philadelphia, Pennsylvania 19103
(215) 238-3000
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Aramark Second Amended and Restated 2013 Stock Incentive Plan
(Full title of the plan)

Lauren Harrington, Esq.
Senior Vice President and General Counsel
2400 Market Street
Philadelphia, Pennsylvania 19103
(215) 238-3000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Joseph H. Kaufman, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share, reserved for issuance pursuant to the Aramark Second Amended and Restated 2013 Stock Incentive Plan	15,960,153	$44.76(2)	$714,376,448(2)	$92,727(2)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock, par value $0.01 per share (“Common Stock”), of Aramark (the “Company” or the “Registrant”), which may be offered and issued under the Aramark Second Amended and Restated 2013 Stock Incentive Plan to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, recapitalizations, mergers, consolidations, repurchase or exchange of shares or similar transactions.

(2)
Represents the proposed maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based on the market value of Common Stock of the Company. The proposed maximum aggregate offering price is the product of (i) $44.76, the average of the high and low prices for shares of Common Stock reported on the New York Stock Exchange on January 31, 2020 and (ii) the number of shares of Common Stock being registered pursuant to this registration statement.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering shares of common stock, par value $0.01 per share (“Common Stock”) of Aramark (the “Company”) reserved for issuance under the Aramark 2013 Stock Incentive Plan, as such plan has been amended and restated on each of February 1, 2017 and January 29, 2020 (as so amended, the “Plan”).

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Form S-8.
The documents containing the information specified in this Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1). Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended the (“Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2019, filed with the Commission on November 26, 2019;

(2)	The Company’s Quarterly Report on Form 10-Q filed with the Commission on February 4, 2020;

(3)	The Company’s Current Reports on Form 8-K filed on October 7, 2019, January 6, 2020, January 16, 2020 and January 30, 2020 ; and

(4)
The Company’s registration statement on Form 8-A, filed on December 5, 2013 (File No. 001-36223), pursuant to Section 12(b) of the Exchange Act, including all other amendments and reports filed for the purpose of updating such description, including Exhibit 4.7 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2019, filed with the Commission on November 26, 2019.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with Commission), and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
Not applicable.

Item 5.	Interests of Named Experts and Counsel.
Not applicable.

Item 6.	Indemnification of Directors and Officers.
Aramark is incorporated under the laws of Delaware.
Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if the person acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The second amended and restated certificate of incorporation and the second amended and restated bylaws of the Company provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment). We will also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to us of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our second amended and restated certificate of incorporation, our second amended and restated bylaws, agreement, vote of stockholders or directors or otherwise.
We maintain insurance to protect ourselves and our directors, officers and representatives against any such expense, liability or loss, whether or not we would have the power to indemnify him against such expense, liability or loss under the DGCL.

Item 7.	Exemption from Registration Claimed.
Not applicable.

Item 8.	Exhibits.
The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit Number	Description of Document

4.1
Second Amended and Restated Certificate of Incorporation of Aramark (incorporated by reference to Exhibit 3.1 to Aramark’s Current Report on Form 8-K filed with the SEC on January 31, 2020, pursuant to the Exchange Act (file number 001-36223)).

4.2
Second Amended and Restated By-laws of Aramark (incorporated by reference to Exhibit 3.1 to Aramark’s Current Report on Form 8-K filed with the SEC on October 7, 2019, pursuant to the Exchange Act (file number 001-36223)).

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

10.1
Aramark's Second Amended and Restated 2013 Stock Incentive Plan (incorporated by reference to Appendix A to Aramark's Definitive Proxy Statement filed with the SEC on December 20, 2019, pursuant to the Exchange Act (file number 001-36233)).

23.1*	Consent of KPMG LLP.

23.2*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included in the signature pages to this Registration Statement).

*	Filed herewith

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 4, 2020. .

Aramark

By:	/s/ Thomas Ondrof
Name:	Thomas Ondrof
Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Lauren A. Harrington and Harold Dichter and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on February 4, 2020.

Signature	Capacity

/s/ John J. Zillmer	Chief Executive Officer and Director (Principal Executive Officer)
John J. Zillmer

/s/ Thomas Ondrof	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Thomas Ondrof

/s/ Susan Cameron	Director
Susan Cameron

/s/ Greg Creed	Director
Greg Creed

/s/ Calvin Darden	Director
Calvin Darden

/s/ Richard W. Dreiling	Director
Richard W. Dreiling

/s/ Irene M. Esteves	Director
Irene M. Esteves

/s/ Daniel J. Heinrich	Director
Daniel J. Heinrich

/s/ Paul Hilal	Director
Paul Hilal

/s/ Karen King	Director
Karen King

/s/ Stephen I. Sadove	Chairman, Director
Stephen I. Sadove

/s/ Art Winkleblack	Director
Art Winkleblack